UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2008

PARADISE MUSIC & ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12635	13-3906452
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2637 East Atlantic Boulevard, #133, Pompano Beach, Florida		33062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		888-565-3259

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Item 2.03.    Unregistered Sales of Equity Securities.

FINANCIAL ADVISORY AGREEMENT

On March 28, 2008, Paradise Music & Entertainment, Inc. (“we,” “Paradise” or the “Company”) entered into a Financial Advisory Agreement engaging Carlton Capital, Inc. (“CCI”) to consult with and advise the Company on a number of financial and corporate matters. Under this agreement the company may request CCI to provide recommendations concerning corporate finance matters including such matters as: (i) Changes in the capitalization of the Company; (ii) Changes in the Company’s corporate structure; (iii) Redistribution of shareholdings of the Company’s stock; (iv) Offerings of securities in public and private transactions; (v) Alternative uses of corporate assets; (vi) Structure and use of debt; (vii) Sales of stock by insiders pursuant to Rule 144 or otherwise; (viii) Counsel management with respect to listing on a National Exchange; (ix) Strategic planning for the company; (x) the acquisition of and/or merger with other companies, the sale of the Company itself, or any of its assets, subsidiaries or affiliates, or similar type of transaction (hereinafter referred to as a “Transaction”), and (xi) financings from financial institutions, including but not limited to lines of credit, performance bonds, letters of credit, loans or other financings (hereinafter referred to as a “institutional financing”).

Compensation: In consideration for the consulting services rendered by CCI to the Company pursuant to this Agreement (and in addition to the expenses provided for in Paragraph 5 hereof) the Company agrees to pay CCI Compensation of Ten Thousand of the Company’s Series C Preferred Stock issued in their name. Other fees and expenses may be incurred by the Company in the event that CCI provides such services.

Item 3.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

3.8	Form of Financial Advisory Agreement signed by Paradise Music & Entertainment, Inc. with Carlton Capital, Inc., dated March 28, 2008.
99.1	Press release dated April 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereto duly authorized.

PARADISE MUSIC & ENTERTAINMENT, INC.

Date: April 2, 2008	By: /s/ Richard P. Rifenburgh
Name: Richard P. Rifenburgh
Chairman and President

EXHIBIT INDEX

Exhibit
Number	Description

3.8	Form of Financial Advisory Agreement signed by Paradise Music & Entertainment, Inc. with Carlton Capital, Inc., dated March 28, 2008.
99.1	Press release dated April 2, 2008